EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Rider Exploration, Inc. (the “Company”) on Form 10-Q for the period ended January 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Rider Exploration, Inc.

Dated: April 13, 2010	By:	/s/ STEVE FRIBERG
Name: Steve Friberg
Title: Chief Executive Officer
(Principal Executive Officer)

Dated: April 13, 2010	By:	/s/ STEVE FRIBERG
Name: Steve Friberg
Title: Chief Financial Officer
(Principal Financial Officer)